Exhibit 10.10

JOINT MARKETING AND DEVELOPMENT AGREEMENT

THIS JOINT MARKETING AND DEVELOPMENT AGREEMENT (this "Agreement") is made and entered into this 4th day of September, 2015, by and between THE ONE WORLD DOLL PROJECT, INC. ("One World"), and TONNER DOLL COMPANY, INC. ("Tonner").  One World and Tonner may be referred to individually as a "Party" or collectively as the "Parties."

RECITALS

A. One World is in the business of designing, manufacturing and selling multi-cultural collectible dolls.

B. Tonner is in the business of designing, manufacturing and selling high fashion, fantasy and contemporary dolls.

C. The Parties desire to enter into a joint marketing and development relationship, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

1. Services Provided/Consideration Given by Tonner. Tonner hereby agrees to cooperate with One World in the creation and marketing of design fashions, sculpts and other doll-related items. Tonner will also allow One World the full use of its library of molds and sculpts for the production of current and future fashion and collector projects, including for the Prettie Girls! Brand. In addition, Tonner hereby agrees to finance up to $2 million towards the development, manufacturing and expansion of One World's Prettie Girls! Brand, which terms and conditions shall be outlined in a future financing agreement to be entered into by and between the Parties. The services, goods and other value pledged under this Section 1 shall hereinafter be referred to as the "Tonner Services."

2. Services Provided/Consideration Given by One World. In consideration of the Tonner Services, One World hereby agrees to cooperate with Tonner in the creation and marketing of design fashions, sculpts and other doll-related items. In addition, One World hereby agrees to pay Tonner five percent (5%) of all fully paid purchase orders One World receives for product developed as a result of the parties' collaboration under this Agreement (the "Commission"). One World shall pay the Commission to Tonner within 30 days of the end of each month in which it receives fully paid purchase orders.

3. Term of Agreement. The term of this Agreement shall commence upon the date first written above and shall continue for a period of two (2) years, subject to either Party's right to unilaterally cancel this Agreement without cause upon 30 days' written notice to the other Party. The Agreement shall automatically renew for successive two (2) year periods until terminated as provided for herein.  All covenants contained in this Agreement related to any Confidential Information shall survive the termination of this Agreement.

4. Relationship of the Parties; Right to Audit.  Both Parties expressly acknowledge their status under this Agreement shall, for all purposes, be that of an independent contractor and not that of an agent, partner, joint venturer, distributor, or employee including, without limitation, with respect to all payment obligations (except as this Agreement may otherwise expressly provide) for all benefits, taxes, impositions, charges, or assessments which any state, country, municipality, or other governmental authority may impose on either Party.

Each Party shall have the right, upon ten (10) business days' advance written notice to the other Party, to audit the books and records of such Party to determine that all amounts owing have been properly accounted for.  Each Party hereby agrees that it shall, for the term of this Agreement and for three (3) years thereafter, maintain sufficient books and records to reasonably account for all monies subject to or related to this Agreement.

5. Confidential Information.  Each Party shall consider all Confidential Information (as defined below) furnished by the other Party to be confidential and shall not disclose any such information to any other person, or use such information itself for any purpose other than performing this Agreement, unless the Party using such information obtains written permission from the other Party to do so.  Neither Party shall use the other Party's Confidential Information for its benefit without the express written consent of the other Party.  However, the above restrictions shall not apply to information which:

(i) was known to the receiving Party prior to disclosure by the disclosing Party;

(ii) was publicly known prior to disclosure, or later becomes so without breach of this Section by the receiving Party;

(iii) becomes known to the receiving Party from a third Party not under obligation of secrecy to the disclosing Party; or

(iv) is developed by the receiving Party without the use of Confidential Information received from the other Party.

Each Party agrees that its relationship with the other Party is confidential and that it will take all necessary steps to ensure that all employees or agents who require information regarding the relationship between the Parties are advised of and shall protect the confidentiality thereof and shall not disclose the relationship nor discuss the relationship with third Parties without the express written consent of the other Party.

Each Party hereby acknowledges that unauthorized disclosure or use of the Confidential Information will cause substantial and irreparable injury to the other Party, that money damages will not adequately compensate for such injury, and that the Party harmed is entitled to, among other remedies, immediate injunctive and other equitable relief for any breach of this Section.

  "Confidential Information" includes all information pertaining to the business of the Parties, or any of their affiliates, or their employees, clients, consultants, or business associates.  Confidential Information includes, but is not limited to:

(i) trade secrets, computer programs, software, electronic files, data, know-how, and research;

(ii) information about costs, profits, markets, sales, pricing methodology, contracts and lists of customers, and suppliers;

(iii) business, marketing, and strategic plans;

(iv) forecasts, unpublished financial information, budgets, projections, and customer identities, characteristics and agreements;

 (v) employee personnel files and compensation, and contractor information;
and

 (vi) any customer information that is non-public.

Confidential Information is to be broadly defined, and includes all information produced, acquired or communicated in any form, whether verbal, written or electronic, that has or could have commercial value or other utility in the business in which the Party is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Party, whether or not such information is identified as Confidential Information by the Party.  A Party shall immediately notify the other Party in writing of any unauthorized disclosure of the other Party's Confidential Information.

Upon written request or upon the termination of this Agreement for any reason, each Party shall immediately deliver to the other Party all copies (including electronic files and copies) of any and all documents, files, records, materials and writings of any nature received from, created for, or belonging to the other Party and all other materials related in any way to the other Party's business which were obtained including, but not limited to, those which relate to or contain Confidential Information.

6. Intentionally left blank

7. Miscellaneous.

7.1 Entire Agreement.  This Agreement, including all exhibits, constitutes the entire agreement and understanding of the Parties relative to the subject matter hereof.  It supersedes any and all contracts, arrangements, commitments, understandings, dealings, and offers, oral and written, heretofore made by the Parties with reference to the subject matter hereof.  It may not be changed orally but only in writing executed by both Parties.

7.2 Rights Retained.  This Agreement shall not be construed in any manner to give the Parties or their affiliates, employees, authorized agents, or equity holders any right, title, or interest in any of the Confidential Information belonging to each of the Parties.

7.3 Reservations.  Any rights not expressly granted under this Agreement are reserved by the Parties.

7.4 No waiver.  Any failure by either Party to exercise any of its rights hereunder shall not be construed as a waiver of such rights, nor shall any such failure preclude exercise of such rights, nor shall any such failure preclude exercise of such rights at any later time.

7.5 Taxes and Assessments.  Any and all taxes, excises, assessments, levies, imports, duties, costs, charges, and penalties which may be assessed, levied, demanded, or imposed by any governmental agency in connection with this Agreement, shall be paid by the Party upon which they are imposed and shall be the sole obligation of such Party.

7.6 Governing Law; Attorney's Fees.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to any applicable conflicts of law provisions.  The exclusive venue for any judicial action or proceeding arising out of or relating to this Agreement shall be the state or federal courts located in Salt Lake City, Utah, and the Parties hereby consent to the jurisdiction of said courts and waive any objection that venue in such courts is inconvenient.   Parties acknowledge and agree that either Party may exercise any legal right and remedy available to it, whether at law or in equity, to enforce any provision of this Agreement.  Parties agree that in any action to enforce any part of this Agreement, the prevailing Party may collect from the non-prevailing Party, in addition to any damages or injunctive relief, any reasonable attorneys' fees, costs, and expenses, including but not limited to expert witness fees, deposition transcript fees, postage, long-distance telephone charges, and travel costs.

7.7 Assignment and Binding Effect.  Neither this Agreement, nor any right or interest herein, may be assigned either Party without the express written consent of the other Party.  Notwithstanding the preceding sentence, this restriction shall not apply to an assignment by either Party to a parent, subsidiary or affiliate of such Party.  Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the Parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors, and assigns.

7.8 Construction.  This Agreement represents the wording selected by the Parties to define their agreement and no rule of strict construction shall apply against either Party.  Whenever the context reasonably permits, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.  The section and other headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

7.9 Authority.  Each Person executing this Agreement represents and warrants that he or she has authority to execute this Agreement as a binding contract of the Party for whom he or she is signing.

7.10 Counterparts/Facsimile Signatures.  For convenience of the Parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.  Signatures transmitted to the other Party by facsimile or by other electronic means shall constitute original signatures.

7.11 Limits of Liability.  EXCEPT TO THE EXTENT OF EITHER PARTY'S OR EITHER PARTY'S PARENT'S, AFFILIATES', SUBSIDIARIES', EMPLOYEES', OR AGENTS'  WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOST REVENUES, LOST PROFITS, LOST OPPORTUNITY, LOST BUSINESS, SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES.

7.12 Review by Attorney.  Each of the Parties acknowledges that it has had the opportunity to review this Agreement prior to execution with its own legal counsel.

7.13 Survival.  All rights and obligations of the Parties under this Agreement that, by their nature do terminate with the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement.

[signature page(s) to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

ONE WORLD:

THE ONE WORLD DOLL PROJECT, INC.

By: /s/ Corinda J. Melton
Name: Corinda J. Melton
Its: CEO

TONNER:

TONNER DOLL COMPANY, INC.

By: /s/ John Kralik
Name: John Kralik
Its: VP